SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) August 13, 2003
                                                 ---------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)



         0-20686                    65-0341868
(Commission File Number)   (IRS Employer Identification No.)



3401 Cragmont Drive
Tampa, Florida                                                 33619
-----------------------------------                        ------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (813) 630-9100
                                                   --------------

                602 Sarasota Quay, Sarasota, Florida 34236
                (Former name or former address, if changed
                     since last report.)







Item 5.  Other Events

                  On August 13, 2003, Uniroyal Technology Corporation (the "Company") filed with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a motion for approval of bidding procedures and sale of substantially all the assets of the Company's subsidiary, Uniroyal Engineered Products, LLC ("UEP") to UEP Acquisition LLC, a unit of Five Points Partners LLC of New York, New York for a purchase price of $17.39 million, subject to adjustments. Howard R. Curd, Chairman and Chief Executive Officer of the Company, is a principal of Five Points Partners. The proposed transaction with Five Points Partners will be subject to higher and better offers at an auction. The Company anticipates that the Bankruptcy Court will consider the bidding procedures motion at its omnibus hearing on August 22, 2003. An auction of the assets will be held on September 24, 2003, and the proposed sale resulting from the auction will be submitted to the Bankruptcy Court for approval at its omnibus hearing on September 29, 2003. The Company hopes to consummate the proposed sale by the end of September 2003.

                  The Company's subsidiary, NorLux Corp. closed the sale of substantially all of its assets to Carmen Matthew, LLC on August 14, 2003.





                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         UNIROYAL TECHNOLOGY CORPORATION




Date:  August 14, 2003                   By:   /s/ George J. Zulanas, Jr.
                                                George J. Zulanas, Jr.
                                                Executive Vice
                                                President, Treasurer and Chief
                                                Financial Officer